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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 29, 1999

                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

Maryland                      1-267             13-5531602
(State or other               (Commission File  (IRS Employer
jurisdiction of              Number)            Identification
incorporation)                                   Number)


                     10435 Downsville Pike
                     Hagerstown, MD  21740

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (301)  790-3400


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Item 5.   Other Events.

      The Potomac Edison company, one of Allegheny Energy, Inc.'s public utility subsidiaries, has service territory in Virginia and Maryland. Both states recently passed legislation to restructure the electric utility industry.

          VIRGINIA
                As  previously reported by the Company,  the
          Virginia General Assembly has been studying electric utility restructuring. Legislation concerning restructuring was introduced in the Virginia General Assembly on January 21, 1999. The Virginia General Assembly passed the Virginia Electric Utility Restructuring Act (the "Restructuring Act") on March 25, 1999. On March 29, 1999, Governor Jim Gilmore of Virginia signed the Restructuring Act. Major provisions of the Restructuring Act include:

          -    Customer choice of electric energy supply begins
            January 1, 2002, to be phased in by January 1, 2004, a schedule which is subject to acceleration or delay under certain conditions;

          - Incumbent utilities are required to join a regional transmission entity by January 1, 2001;

          - The State Corporation Commission ("SCC") is to develop rules and regulations to implement customer choice;

          - Utilities are required to unbundle rates, functionally separate generation, transmission, and distribution, and separate regulated and unregulated functions;

          - Utilities are permitted but not required to sell generation;

          - Retail rates for generation, transmission and distribution are capped from January 1, 2001 through January 1, 2007, although after January 1, 2004 a utility may petition the SCC for termination of capped rates under certain circumstances or petition for a one-time change in the nongeneration component or rates;

          - A wires charge mechanism is set forth for recovery of stranded costs and other costs associated with the transition to retail choice; and

          - The utility may be designated in its service territory as default service provider at regulated rates.


          MARYLAND
          On April 2, 1999, the Maryland General Assembly passed legislation to restructure the electric utility industry. On April 8, 1999, Governor Parris N. Glendening of Maryland signed the legislation that will bring competition to Maryland's electric generation market. Major provisions of the restructuring legislation include:

          - Phase-in of retail choice begins July 1, 2000, with all customers being able to shop for electricity by July 1, 2002, a schedule subject to acceleration or delay under certain conditions;

          - A methodology is set forth to provide an opportunity to recover certain net costs associated with the transition to retail choice;


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          -    Retail rates are capped from July 1, 2000, through July
            1, 2004, with residential rate reductions of between 3% and 7.5% during the cap period, and certain flexibility in price protection matters if approved as part of a settlement;

          - Generation, supply and pricing of electricity are deregulated and the legislation provides for the transfer of generating assets to an affiliate;

          - Voluntary sales of generating assets are permitted but not mandated;

          - Costs of purchased power contracts may remain regulated or be recovered through the distribution function as part of a settlement;

          - Functional, operational, structural or legal separation between regulated and unregulated utility businesses is required, and utilities must unbundle their electric rate components into separate charges;

          - Creates a Universal Service fund and program to benefit low-income customers; and

          - Requires utilities to provide Standard Offer Service at regulated rates through July 1, 2003, with certain provisions for extension thereafter.



                          SIGNATURE

                 Pursuant   to  the  requirements   of   the
          Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      ALLEGHENY ENERGY, INC.
                                      (Registrant)


                                      /s/ Thomas K. Henderson


                                      Thomas K. Henderson
                                      Vice President


     Date:  April 19, 1999